                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                         DATE OF REPORT: October 2, 1996

                              --------------------


                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                              --------------------



          INDIANA                  0-17071                  35-1544218
(State of Incorporation)        (SEC File No.)         (IRS Employer ID No.)


                             200 East Jackson Street
                                  P.O. Box 792
                           Muncie, Indiana 47305-2814
                    (Address of Principal Executive Offices)


                                 (317) 747-1500
                         (Registrant's Telephone Number)




                               Page 1 of 43 Pages
                             Exhibit Index on Page 6

ITEM 1.        Not Applicable.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     On October 2, 1996, First Merchants Corporation acquired all of the assets of Randolph County Bancorp through the merger of Randolph County Bancorp with and into First Merchants Corporation (the "Merger"). Randolph County Bancorp's principal asset was the shares of common stock of its wholly-owned subsidiary, The Randolph County Bank (the "Bank"). The Bank is an Indiana state chartered commercial bank providing various commercial and consumer banking services to its customers located primarily in the Winchester, Indiana community and the surrounding area. As a result of the Merger, the Bank became the fifth wholly-owned subsidiary of First Merchants Corporation, joining First Merchants Bank, National Association, Pendleton Banking Company, First United Bank and The Union County National Bank of Liberty. First Merchants Corporation accounted for the Merger under the pooling of interests method of accounting.

     Pursuant to the terms of the Merger, shareholders of Randolph County Bancorp receive twenty and 53/100 (20.53) shares of First Merchants Corporation common stock for each share of Randolph County Bancorp common stock held. Cash will be paid for fractional shares of First Merchants Corporation common stock resulting from the exchange ratio. Based on the exchange ratio, shareholders of Randolph County Bancorp will receive approximately Five Hundred Sixty-five Thousand Seven Hundred Five (565,705) shares of First Merchants Corporation common stock. The terms of the Merger were agreed upon in arm's length negotiations between the respective managements of First Merchants Corporation and Randolph County Bancorp.

     For further information regarding the terms of the Merger, see the Agreement of Reorganization and Merger between First Merchants Corporation and Randolph County Bancorp dated January 17, 1996, which is incorporated into this Form 8-K by reference and filed as an exhibit hereto.


ITEMS 3-6.     Not Applicable.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (a)  Financial Statements of Business Acquired.

                    (i)    Independent Auditor's Report.

                    (ii) Consolidated Balance Sheet as of December 31, 1995 and 1994.

                    (iii) Consolidated Statement of Income for the Years Ended December 31, 1995, 1994 and 1993.

                    (iv) Consolidated Statement of Changes in Stockholders' Equity for the Years Ended December 31, 1995, 1994 and 1993.

                    (v) Consolidated Statement of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993.

                    (vi)   Notes to Consolidated Financial Statements.

                    (vii) Consolidated Condensed Balance Sheet as of June 30, 1996 (unaudited).

                    (viii) Consolidated Condensed Statement of Income for the
                           Six Months Ended June 30, 1996 and 1995 (unaudited).

                    (ix) Consolidated Condensed Statement of Changes in Stockholders' Equity for the Six Months Ended June 30, 1996 (unaudited).

                    (x) Consolidated Condensed Statement of Cash Flows for the Six Months Ended June 30, 1996 and 1995 (unaudited).

                    (xi) Notes to Consolidated Condensed Financial Statements (unaudited).


               (b)  Pro Forma Financial Information.

                    (i) Pro Forma Condensed Combined Financial Information Including Balance Sheet as of December 31, 1995 and Statements of Income for each of the Years in the Three-Year Period Ended December 31, 1995.

                    (ii) Pro Forma Condensed Combined Financial Information Including Balance Sheet as of June 30, 1996 and Statement of Income for the Six Months Ended June 30, 1996.

               (c)  Exhibits.

                    (2) Agreement of Reorganization and Merger by and between First Merchants Corporation and Randolph County Bancorp dated January 17, 1996. (Incorporated by reference to First Merchants Corporation's Registration Statement on Form S-4 [SEC File
                           No. 33-02349] ordered effective on May 9, 1996.)

                    (23)   Consent of Geo. S. Olive & Co., LLC


ITEM 8.        Not Applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DATE:     October 14, 1996.


                              FIRST MERCHANTS CORPORATION



                              By:    /s/ Larry R. Helms
                                   -----------------------------------
                                   Larry R. Helms,
                                   Senior Vice President

                   INDEX OF FINANCIAL STATEMENTS AND EXHIBITS


(a)  Financial Statements of Business Acquired.

     (i)     Independent Auditor's Report. . . . . . . . . . . . . . . . . .   9

     (ii)    Consolidated Balance Sheet as of
             December 31, 1995 and 1994. . . . . . . . . . . . . . . . . . .  10

     (iii)   Consolidated Statement of Income
             for the Years Ended December 31,
             1995, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . .  11

     (iv)    Consolidated Statement of Changes
             in Stockholders' Equity for the
             Years Ended December 31, 1995,
             1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . .  13

     (v)     Consolidated Statement of
             Cash Flows for the Years Ended
             December 31, 1995, 1994 and 1993. . . . . . . . . . . . . . . .  14

     (vi)    Notes to Consolidated Financial
             Statements. . . . . . . . . . . . . . . . . . . . . . . . . . .  15

     (vii)   Consolidated Condensed Balance Sheet as of
             June 30, 1996 (unaudited) . . . . . . . . . . . . . . . . . . .  28

     (viii)  Consolidated Condensed Statement of
             Income for the Six Months
             Ended June 30, 1996 and 1995 (unaudited). . . . . . . . . . . .  29

     (ix)    Consolidated Condensed Statement of Changes
             in Stockholders' Equity for the
             Six Months Ended June 30, 1996 and 1995 (unaudited) . . . . . .  30

     (x)     Consolidated Condensed Statement of Cash
             Flows for the Six Months Ended
             June 30, 1996 and 1995 (unaudited). . . . . . . . . . . . . . .  31

     (xi)    Notes to Consolidated Condensed Financial
             Statements (unaudited). . . . . . . . . . . . . . . . . . . . .  32


(b)  Pro Forma Financial Information.

     (i)     Pro Forma Condensed Combined
             Financial Information Including
             Balance Sheet as of December 31, 1995
             and Statements of Income for each of
             the Years in the Three-Year Period
             Ended December 31, 1995 . . . . . . . . . . . . . . . . . . . .  33

     (ii)    Pro Forma Condensed Combined
             Financial Information Including
             Balance Sheet as of June 30, 1996
             and Statement of Income for the Six
             Months Ended June 30, 1996. . . . . . . . . . . . . . . . . . .  39

(c)  Exhibits.

     (2)     Agreement of Reorganization and
             Merger by and between First
             Merchants Corporation and Randolph
             County Bancorp dated January 17, 1996 . . . . . . . . . . . . . (A)

     (23)    Consent of Geo. S. Olive & Co., LLC . . . . . . . . . . . . . .  43


(A) Incorporated by reference to First Merchants Corporation's Registration Statement on Form S-4 (SEC File No. 33-02349) ordered effective on May 9, 1996.

                             RANDOLPH COUNTY BANCORP
                                 AND SUBSIDIARY

                        Consolidated Financial Statements
                           December 31, 1995 and 1994

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors
Randolph County Bancorp
Winchester, Indiana


We have audited the consolidated balance sheet of Randolph County Bancorp and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial position of Randolph County Bancorp and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993.



GEO. S. OLIVE & CO. LLC




Indianapolis, Indiana
January 17, 1996, except for the last
   paragraph of the note on Loans and
   Allowance as to which the date is
   March 19, 1996

                           CONSOLIDATED BALANCE SHEET

 DECEMBER 31                                                             1995                1994
-------------------------------------------------------------------------------------------------------
 ASSETS

    Cash and due from banks                                          $ 4,080,023         $ 2,503,628
    Federal funds sold                                                 1,400,000           1,050,000
                                                                   ------------------------------------
        Cash and cash equivalents                                      5,480,023           3,553,628
    Interest-bearing deposits                                            103,595
    Investment securities
      Available for sale                                              22,029,295
      Held to maturity                                                                    28,776,202
                                                                   ------------------------------------
        Total investment securities                                   22,029,295          28,776,202
    Loans                                                             43,493,754          43,778,184
    Allowance for loan losses                                           (593,580)           (489,409)
                                                                   ------------------------------------
        Net loans                                                     42,900,174          43,288,775
    Premises and equipment                                             1,331,159           1,459,800
    Interest receivable                                                1,082,609           1,037,736
    Other assets                                                         292,182             315,625
                                                                   ------------------------------------

        Total assets                                                 $73,219,037         $78,431,766
                                                                   ------------------------------------
                                                                   ------------------------------------

 LIABILITIES
    Deposits
      Noninterest bearing                                            $ 7,333,464         $ 6,537,517
      Interest bearing                                                56,107,793          62,243,689
                                                                   ------------------------------------
        Total deposits                                                63,441,257          68,781,206
    Due to broker                                                        387,591             795,000
    Interest payable                                                     380,724             304,932
    Other liabilities                                                    256,405             223,635
                                                                   ------------------------------------
        Total liabilities                                             64,465,977          70,104,773
                                                                   ------------------------------------

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
    Common stock, $100 stated value
      Authorized 60,000 shares

      Issued and outstanding 27,555 and 27,567 shares                  2,755,500           2,756,700
    Paid-in capital                                                      709,036             709,344
    Retained earnings                                                  5,250,057           4,860,949
    Net unrealized gain on securities available for sale                  38,467
                                                                   ------------------------------------
        Total stockholders' equity                                     8,753,060           8,326,993
                                                                   ------------------------------------
        Total liabilities and stockholders' equity                   $73,219,037         $78,431,766
                                                                   ------------------------------------
                                                                   ------------------------------------


 See notes to consolidated financial statements.

                        CONSOLIDATED STATEMENT OF INCOME

 YEAR ENDED DECEMBER 31                                        1995           1994           1993
-------------------------------------------------------------------------------------------------------

 INTEREST INCOME
    Loans receivable
      Taxable                                               $3,857,471     $3,446,748     $3,358,934
      Tax exempt                                                26,112         34,340         34,793
    Investment securities
      Taxable                                                  854,488      1,024,299      1,182,463
      Tax exempt                                               340,132        435,395        586,638
    Federal funds sold                                          68,798         27,523         46,706
    Deposits with financial institutions                         5,297                         1,055
                                                         ----------------------------------------------
        Total interest income                                5,152,298      4,968,305      5,210,589
                                                         ----------------------------------------------

 INTEREST EXPENSE
    Deposits                                                 2,489,584      2,326,572      2,532,477
    Short-term borrowings                                        8,636         44,095          3,927
                                                         ----------------------------------------------
        Total interest expense                               2,498,220      2,370,667      2,536,404
                                                         ----------------------------------------------

 NET INTEREST INCOME                                         2,654,078      2,597,638      2,674,185
    Provision for loan losses                                  408,000        120,000        240,000
                                                         ----------------------------------------------

 NET INTEREST INCOME AFTER PROVISION FOR LOAN
    LOSSES                                                   2,246,078      2,477,638      2,434,185
                                                         ----------------------------------------------

 OTHER INCOME
    Fiduciary activities                                        35,680         59,705         45,635
    Service charges on deposit accounts                        143,992        119,292        112,264
    Other customer fees                                         28,425         36,184         27,246
    Security gain                                                                            220,000
    Other income                                                14,715         26,494         12,775
                                                         ----------------------------------------------
        Total other income                                     222,812        241,675        417,920
                                                         ----------------------------------------------

 OTHER EXPENSES
    Salaries and employee benefits                             812,950        822,890        773,491
    Net occupancy expenses                                     143,934        152,663         56,404
    Equipment expenses                                          77,953         62,107         45,691
    Data processing fees                                        71,209         70,211         66,583
    Deposit insurance expense                                   78,431        156,958        151,157
    Printing and office supplies                                45,087         53,839         48,686
    Advertising                                                 46,250         44,650         39,500
    Legal and professional fees                                 69,685         50,541         40,457
    Director and committee fees                                 65,900         71,050         69,800

    Other expenses                                             123,128        129,372        111,848
                                                         ----------------------------------------------
        Total other expenses                                 1,534,527      1,614,281      1,403,617
                                                         ----------------------------------------------
                                                                                          (continued)

                        CONSOLIDATED STATEMENT OF INCOME

 YEAR ENDED DECEMBER 31                                        1995           1994           1993
--------------------------------------------------------------------------------------------------------------

 INCOME BEFORE INCOME TAX AND CUMULATIVE
    EFFECT OF CHANGE IN ACCOUNTING METHOD                   $  934,363     $1,105,032     $1,448,488
    Income tax expense                                         267,337        302,931        409,877
                                                         ----------------------------------------------
 INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING METHOD                                       667,026        802,101      1,038,611

 CUMULATIVE EFFECT OF CHANGE IN METHOD OF
    ACCOUNTING FOR INCOME TAXES                                                               33,500

                                                         ----------------------------------------------
 NET INCOME                                                 $  667,026     $  802,101     $1,072,111
                                                         ----------------------------------------------
                                                         ----------------------------------------------

 PER SHARE
    Income before cumulative effect of change
       in accounting method                                     $24.20         $29.10         $37.68

    Net income                                                   24.20          29.10          38.89

 WEIGHTED AVERAGE SHARES OUTSTANDING                            27,565         27,567         27,567


 See notes to consolidated financial statements.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                        NET
                                                                                                    UNREALIZED
                                                COMMON STOCK                                          GAIN ON
                                        ----------------------------                                SECURITIES
                                            SHARES                       PAID-IN      RETAINED       AVAILABLE
                                          OUTSTANDING     AMOUNT         CAPITAL      EARNINGS        FOR SALE        TOTAL
--------------------------------------------------------------------------------------------------------------------------------

 BALANCES, JANUARY 1, 1993                   9,189     $  918,900       $709,344     $5,270,204                    $6,898,448

 Net income for 1993                                                                  1,072,111                     1,072,111
 Cash dividends ($11.50 per share)                                                     (169,997)                     (169,997)
 200% stock dividend                        18,378      1,837,800                    (1,837,800)
                                        ----------------------------------------------------------------------------------------

 BALANCES, DECEMBER 31, 1993                27,567      2,756,700        709,344      4,334,518                     7,800,562

 Net income for 1994                                                                    802,101                       802,101
 Cash dividends ($10 per share)                                                        (275,670)                     (275,670)
                                        ----------------------------------------------------------------------------------------

 BALANCES, DECEMBER 31, 1994                27,567      2,756,700        709,344      4,860,949                     8,326,993

 Net income for 1995                                                                    667,026                       667,026
 Cash dividends ($10 per share)                                                        (275,586)                     (275,586)
 Unrealized gain on securities
 available for sale, net of taxes of
 $15,237                                                                                               $38,467         38,467
 Purchase of stock                             (12)        (1,200)          (308)        (2,332)                       (3,840)
                                        ----------------------------------------------------------------------------------------

 BALANCES, DECEMBER 31, 1995                27,555     $2,755,500       $709,036     $5,250,057        $38,467     $8,753,060
                                        ----------------------------------------------------------------------------------------
                                        ----------------------------------------------------------------------------------------


 See notes to consolidated financial statements.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

 Year Ended December 31                                        1995           1994           1993
----------------------------------------------------------------------------------------------------
 OPERATING ACTIVITIES
   Net income                                               $  667,026     $  802,101     $1,072,111
   Adjustments to reconcile net income
     to net cash provided by operating
     activities
     Provision for loan losses                                 408,000        120,000        240,000
     Depreciation and amortization                             130,957        100,449         36,353
     Deferred income tax                                       (15,862)        27,159        (76,018)
     Investment securities amortization, net                    95,274        361,978        312,138
     Security gain                                                                          (220,000)
     Net change in
       Interest receivable                                     (44,873)        68,134        (60,642)
       Interest payable                                         75,792         47,644        (48,100)
       Other assets                                            111,231       (263,005)       110,380
     Other adjustments                                          48,578          3,474        (61,023)
                                                         ----------------------------------------------
       Net cash provided by operating activities             1,476,123      1,267,934      1,305,199
                                                         ----------------------------------------------

 INVESTING ACTIVITIES
   Net change in interest-bearing deposits                    (103,595)                      100,000
   Purchases of securities held to maturity                 (8,133,079)   (11,802,796)   (19,940,074)
   Proceeds from maturities and payments of securities held
       to maturity                                          14,441,000     16,055,577     17,880,875
   Net change in loans                                        (132,280)    (3,718,068)    (5,110,851)
   Purchases of premises and equipment                          (2,316)      (707,920)      (483,189)
   Premiums paid on life insurance                                                          (744,800)
   Refunds of life insurance premiums                                         744,800
   Other                                                                       82,053         47,510
                                                         ----------------------------------------------
       Net cash provided (used) by investing activities      6,069,730        653,646     (8,250,529)
                                                         ----------------------------------------------

 FINANCING ACTIVITIES
   Net change in
     Noninterest-bearing, NOW, money market and savings
       deposits                                             (3,256,441)    (8,282,200)     2,268,738
     Certificates of deposit                                (2,083,507)     5,519,650        799,827
   Cash dividends                                             (275,670)      (179,186)      (169,997)
   Purchase of stock                                            (3,840)
                                                         ----------------------------------------------
       Net cash provided (used) by financing activities     (5,619,458)    (2,941,736)     2,898,568
                                                         ----------------------------------------------

 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        1,926,395     (1,020,156)    (4,046,762)

 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                3,553,628      4,573,784      8,620,546
                                                         ----------------------------------------------

 CASH AND CASH EQUIVALENTS, END OF YEAR                     $5,480,023     $3,553,628     $4,573,784
                                                         ----------------------------------------------
                                                         ----------------------------------------------

 ADDITIONAL CASH FLOWS INFORMATION
   Interest paid                                            $2,422,418     $2,429,994     $2,584,504
   Income tax paid                                             249,253        404,195        419,860


 See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Randolph County Bancorp ("Company"), and its wholly owned subsidiary, The Randolph County Bank ("Bank"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to the regulation of the Department of Financial Institutions, State of Indiana and the Federal Deposit Insurance Corporation.

The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Randolph County, Indiana and surrounding counties. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon economic conditions in the agricultural industry.

CONSOLIDATION--The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions and accounts.

INVESTMENT SECURITIES--The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, on January 1, 1994.

Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

At January 1, 1994, the Bank determined there were no securities which should be reclassified as available for sale, and therefore there was no change in total stockholders' equity.

Prior to the adoption of SFAS No. 115, investment securities were carried at cost, adjusted for amortization of premiums and discounts. Realized gains and losses on sales were included in other income. Gains and losses on the sale of securities were determined on the specific-identification method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


Loans are carried at the principal amount outstanding. Interest income is accrued on the principal balances of loans, except for installment loans with add-on interest, for which a method that approximates the level yield method is used. Loans are placed in a nonaccrual status when the collection of interest becomes doubtful. Interest income previously accrued but not deemed collectible is reversed and charged against current income. Interest on nonaccrual loans is then recognized as income when collected.

Allowance for loan losses is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loss experience, changes in the composition of the portfolio, the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that, as of December 31, 1995, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

Premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method for bank premises and the declining-balance method for equipment based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Advertising costs are expensed as incurred.

Income tax in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

Earnings per share have been computed based upon the weighted average common shares outstanding during each year.


- ACQUISITION OF COMPANY

In January, 1996, the Company signed a definitive agreement to be acquired by First Merchants Corporation ("First"), Muncie, Indiana. The agreement provides that each stockholder of the Company would receive shares of First common stock for each common share of Company stock held. The proposed transaction is subject to the approval of the Company's stockholders and appropriate regulatory authorities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


- RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 1995, was $586,000.


- INVESTMENT SECURITIES


                                                                         1995
                                             ----------------------------------------------------------
                                                                 GROSS           GROSS
                                               AMORTIZED      UNREALIZED      UNREALIZED      FAIR
 DECEMBER 31                                     COST            GAINS          LOSSES        VALUE
-------------------------------------------------------------------------------------------------------

 Available for sale
   U.S. Treasury                                $ 3,709           $ 23            $ 8        $ 3,724
   Federal agencies                               4,892             28             10          4,910
   State and municipal                            8,428             50             18          8,460
   Corporate obligations                          4,937             25             27          4,935
                                             ----------------------------------------------------------

     Total investment securities                $21,966           $126            $63        $22,029
                                             ----------------------------------------------------------
                                             ----------------------------------------------------------

                                                                         1994
                                             ----------------------------------------------------------
                                                                  GROSS         GROSS
                                               AMORTIZED       UNREALIZED    UNREALIZED       FAIR
 DECEMBER 31                                     COST             GAINS        LOSSES         VALUE
-------------------------------------------------------------------------------------------------------

 Held to maturity
   U.S. Treasury                                $ 5,468                          $182        $ 5,286
   Federal agencies                               4,999                           120          4,879

   State and municipal                            9,826            $20             84          9,762
   Corporate obligations                          8,483              5            185          8,303
                                             ----------------------------------------------------------

     Total investment securities                $28,776            $25           $571        $28,230
                                             ----------------------------------------------------------
                                             ----------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


The amortized cost and estimated market value of securities available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.
                                                          1995
                                          ------------------------------------
                                              AMORTIZED              FAIR
 MATURITY DISTRIBUTION AT DECEMBER 31           COST                 VALUE
------------------------------------------------------------------------------

 Within one year                                $ 9,073             $ 9,073
 One to five years                               12,406              12,454
 Five to ten years                                  352                 367
 After ten years                                    135                 135
                                          ------------------------------------
      Totals                                    $21,966             $22,029
                                          ------------------------------------
                                          ------------------------------------

Securities with a carrying value of $103,000 and $99,600 were pledged at December 31, 1995 and 1994 to secure certain deposits and for other purposes as permitted or required by law.

There were no sales of investment securities during 1995, 1994 or 1993. However, a gain of $220,000 was realized in 1993 from proceeds of an investment security previously written off in 1992. The tax expense on this gain was $87,000 in the year ended December 31, 1993.

On December 31, 1995, the Bank transferred all securities from held to maturity to available for sale in accordance with a transition reclassification allowed by the Financial Accounting Standards Board. Such securities had a carrying value of $21,966,000 and a fair value of $22,029,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


LOANS AND ALLOWANCE
 DECEMBER 31                                                                        1995           1994
---------------------------------------------------------------------------------------------------------
 Commercial and industrial loans                                                   $ 3,230        $ 3,578
 Real estate loans (includes $10,111 and $9,687 secured
   by farmland)                                                                     22,590         18,848
 Agricultural production financing and other loans to
   farmers                                                                           6,063          5,681
 Individuals' loans for household and other personal
   expenditures                                                                     12,988         17,016

 Tax-exempt loans                                                                       85             90
 Other loans                                                                             5             47
                                                                                ----------------------------
                                                                                    44,961         45,260
 Unearned interest on loans                                                         (1,467)        (1,482)
                                                                                ----------------------------

      Total loans                                                                  $43,494        $43,778
                                                                                ----------------------------
                                                                                ----------------------------

 DECEMBER 31                                                          1995           1994           1993
-----------------------------------------------------------------------------------------------------------
 Allowance for loan losses
   Balances, January 1                                                 $489           $567           $382

   Provision for losses                                                 408            120            240
   Recoveries on loans                                                   21             20             16
   Loans charged off                                                   (324)          (218)           (71)
                                                                 -------------------------------------------

   Balances, December 31                                               $594           $489           $567
                                                                 -------------------------------------------
                                                                 -------------------------------------------

 Nonperforming loans
   Nonaccruing loans                                                                                  $33
   Loans contractually past due 90 days or more other
     than nonaccruing                                                   $36           $343            $45

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


The Company adopted SFAS No. 114 and No. 118 ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN and ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURES on January 1, 1995. The adoption of SFAS No. 114 and 118 did not have a material impact on the Company's financial position or results of operations. Impaired loans totaled $631,000 at December 31, 1995. An allowance for losses at December 31, 1995, was not deemed necessary for impaired loans totaling $525,000, but an allowance of $73,000 was recorded for the remaining balance of impaired loans of $106,000. The average balance of impaired loans for 1995 was $572,000. Interest income and cash receipts of interest totaled $47,000 and $37,000 during the period in 1995 that the loans were impaired.

The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans, as defined, to such related parties were as follows:

                                                        1995           1994
------------------------------------------------------------------------------
 Balances, January 1                                    $963           $795
 Changes in composition of related parties              (442)
 New loans, including renewals                            84          1,167

 Payments, etc., including renewals                      (96)          (999)
                                                     -------------------------

 Balances, December 31                                  $509           $963
                                                     -------------------------
                                                     -------------------------

On March 19, 1996, the Company charged off $188,000 in loans to a single borrower. In conjucnction with the chargeoff, a provision for loan losses of $188,000 was also recorded. These transactions were the result of information related to the borrower which became available subsequent to December 31, 1995 and discussions with regulatory authorities. Both of these transactions are reflected in the December 31, 1995 consolidated financial statements.


- PREMISES AND EQUIPMENT

 DECEMBER 31                                            1995           1994
------------------------------------------------------------------------------

 Land                                                 $  223         $  223
 Buildings                                             1,208          1,203
 Equipment                                               511            512
                                                   ---------------------------
      Total cost                                       1,942          1,938
 Accumulated depreciation                               (611)          (478)
                                                   ---------------------------
      Net                                             $1,331         $1,460
                                                   ---------------------------
                                                   ---------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


DEPOSITS

 DECEMBER 31                                            1995           1994
------------------------------------------------------------------------------

 Noninterest bearing                                 $ 7,333        $ 6,538
 Interest-bearing demand                               9,446         10,464
 Savings deposits                                      9,949         12,981
 Certificates and other time deposits
 of $100,000 or more                                   5,476          4,279

 Other certificates and time deposits                 31,237         34,519
                                                  ----------------------------

                Total deposits                       $63,441        $68,781
                                                  ----------------------------
                                                  ----------------------------

 Certificates maturing in years ending December 31:

 1996                                                               $25,555
 1997                                                                 6,109
 1998                                                                 4,154
 1999                                                                   642
 2000                                                                   253
                                                                --------------

                                                                    $36,713
                                                                --------------
                                                                --------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


INCOME TAX

 YEAR ENDED DECEMBER 31                       1995         1994        1993
--------------------------------------------------------------------------------

 Income tax expense
   Currently payable
    Federal                                   $196         $188        $339
    State                                       87           88         147
   Deferred
    Federal                                    (12)          19         (55)
    State                                       (4)           8         (21)
                                           -----------------------------------
      Total income tax expense                $267         $303        $410
                                           -----------------------------------
                                           -----------------------------------

 Reconciliation of federal statutory to
 actual tax expense
   Federal statutory income tax at 34%        $318         $376        $492
   Tax exempt interest                        (107)        (139)       (183)
   Effect of state income taxes                 55           63          83
   Other                                         1            3          18
                                           -----------------------------------

      Actual tax expense                      $267         $303        $410
                                           -----------------------------------
                                           -----------------------------------

A cumulative net deferred tax asset is included in other assets.The components of the asset are as follows:

 DECEMBER 31                                               1995         1994
------------------------------------------------------------------------------

 Differences in depreciation methods                       $(32)        $(17)
 Differences in accounting for loan losses                  187          143
 State income tax                                           (14)         (13)
 Differences in accounting for pensions                     (19)          (2)
 Differences in accounting for securities
 available for sale                                         (25)
 Other                                                        5
                                           -----------------------------------

                                                          $ 102         $111
                                           -----------------------------------
                                           -----------------------------------


 Assets                                                    $192         $151
 Liabilities                                                (90)         (32)
                                           -----------------------------------

                                                          $ 102         $119
                                           -----------------------------------
                                           -----------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                                           1995         1994
--------------------------------------------------------------------------------

Commitments to extend credit                             $2,746       $3,276

Standby letters of credit                                    55           55

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

- RESTRICTION ON DIVIDENDS

Without prior approval, the Bank is restricted by Indiana law and regulations of the Department of Financial Institutions, State of Indiana, and the Federal Deposit Insurance Corporation as to the maximum amount of dividends it can pay to its parent to the balance of the undivided profits account, adjusted for defined bad debts. As a practical matter, the Bank restricts dividends to a lesser amount because of the need to maintain an adequate capital structure.

At December 31, 1995, total stockholders' equity of the Bank was $8,756,000 of which $6,152,000 was restricted from dividend distribution to the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


PENSION PLAN

The Bank's defined-benefit pension plan covers substantially all of its employees. The benefits are based primarily on years of service and employees' pay near retirement. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Pension expense was $52,000 for 1995, $77,000 for 1994 and $50,000 for 1993.

The following tables set forth the plan's funded status and amounts recognized in the consolidated balance sheet:


 DECEMBER 31                                                                         1995           1994
------------------------------------------------------------------------------------------------------------

 Actuarial present value of
   Accumulated benefit obligation including vested benefits of $1,481
      and $1,287                                                                    $1,510         $1,309
                                                                                ----------------------------

   Projected benefit obligation for service rendered to date                       $(1,890)       $(1,591)
 Plan assets at fair value, primarily time deposits in financial institutions        1,678          1,411
                                                                                ----------------------------
 Projected benefit obligation in excess of plan assets                                (212)          (180)
 Unrecognized net loss from experience different than that assumed                     211            149
 Unrecognized prior service cost                                                       153            158
 Unrecognized net asset at January 1, 1987 being recognized over 17
   years                                                                              (108)          (123)
                                                                                ----------------------------

 Prepaid pension cost included in other assets                                     $    44        $     4
                                                                                ----------------------------
                                                                                ----------------------------

 YEAR ENDED DECEMBER 31                                                1995           1994           1993
------------------------------------------------------------------------------------------------------------

 Pension expense includes the following components
   Service cost - benefits earned during the year                       $57            $65            $52

   Interest cost on projected benefit obligation                        105            100             98
   Actual return on plan assets                                        (246)            (6)           (21)
   Net amortization and deferral                                        136            (82)           (79)
                                                                   -----------------------------------------

                                                                        $52            $77            $50
                                                                   -----------------------------------------
                                                                   -----------------------------------------
 Assumptions used in the accounting were:

   Discount rate                                                       6.25%          6.75%          6.00%
   Rate of increase in compensation                                    4.00%          4.00%          4.50%
   Expected long-term rate of return on assets                         8.00%          7.00%          7.00%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS--The fair value of cash and cash equivalents approximates carrying value.

INTEREST-BEARING DEPOSITS--The fair value of interest-bearing time deposits approximates carrying value.

INVESTMENT SECURITIES--Fair values are based on quoted market prices.

LOANS-For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value for other loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

INTEREST RECEIVABLE/PAYABLE--The fair values of interest receivable/payable approximate carrying values.

DEPOSITS--The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

DUE TO BROKER--The fair value of due to broker approximates carrying value.

The estimated fair values of the Company's financial instruments are as follows:

                                                              1995
                                                  ----------------------------
                                                    CARRYING          FAIR
 DECEMBER 31                                         AMOUNT           VALUE
------------------------------------------------------------------------------
 ASSETS
      Cash and cash equivalents                      $ 5,480        $ 5,480
      Interest-bearing deposits                          104            104
      Investment securities available for sale        22,029         22,029
      Loans, net                                      42,900         42,939
      Interest receivable                              1,083          1,083

 LIABILITIES
      Deposits                                        63,441         63,409
      Interest payable                                   381            381
      Due to broker                                      388            388

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                             CONDENSED BALANCE SHEET

 DECEMBER 31                                            1995           1994
------------------------------------------------------------------------------

 ASSETS
   Cash                                              $     7        $     2
   Investment in subsidiary                            8,756          8,321
   Other assets                                          200            197
                                                  ----------------------------

     Total assets                                    $ 8,963        $ 8,520
                                                  ----------------------------
                                                  ----------------------------

 LIABILITIES
   Dividend payable                                   $  193         $  193
   Other liabilities                                      17
                                                  ----------------------------
     Total liabilities                                   210            193

 STOCKHOLDERS' EQUITY                                  8,753          8,327
                                                  ----------------------------
     Total liabilities and
     stockholders' equity                             $8,963         $8,520
                                                  ----------------------------
                                                  ----------------------------

                          CONDENSED STATEMENT OF INCOME

 YEAR ENDED DECEMBER 31                         1995       1994       1993
-----------------------------------------------------------------------------

 Income--dividends from subsidiary              $281       $279     $  174

 Expense--other expense                           18          2          1
                                             --------------------------------

 Income before income tax and equity in
 undistributed income of subsidiary              263        277        173
   Income tax benefit                              7          1
                                             --------------------------------

 Income before equity in undistributed
 income of subsidiary                            270        278        173


 Equity in undistributed income of
 subsidiary                                      397        524        899
                                             --------------------------------

 NET INCOME                                     $667       $802     $1,072
                                             --------------------------------
                                             --------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


                        CONDENSED STATEMENT OF CASH FLOWS

 YEAR ENDED DECEMBER 31                         1995       1994       1993
------------------------------------------------------------------------------

 OPERATING ACTIVITIES
   Net income                                   $667       $802     $1,072
   Adjustments to reconcile net income to
     net cash provided by operating activities
     Equity in undistributed income of
     subsidiary                                (397)      (524)      (899)
     Change in
       Other assets                              (3)      (101)        (4)
       Other liabilities                         18
                                             --------------------------------
       Net cash provided by operating
       activities                               285        177        169
                                             --------------------------------

 FINANCING ACTIVITIES
   Cash dividends                              (276)      (179)      (165)
   Purchase of stock                             (4)
                                             --------------------------------
       Net cash used by financing activities   (280)      (179)      (165)
                                             --------------------------------

 NET INCREASE (DECREASE) IN CASH                  5         (2)         4


 CASH AT BEGINNING OF YEAR                        2          4
                                             --------------------------------

 CASH AT END OF YEAR                            $ 7        $ 2     $    4
                                             --------------------------------
                                             --------------------------------

                             RANDOLPH COUNTY BANCORP
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  JUNE 30, 1996
                                   (UNAUDITED)




 ASSETS
   Cash and due from banks                               $   2,066,900
   Interest-bearing deposits                                   107,319
   Investment securities available for sale                 24,270,905
   Loans                                                    44,829,303
   Allowance for loan losses                                  (665,663)
                                                        -----------------
     Net loans                                              44,163,640
   Premises and equipment                                    1,273,289
   Interest receivable                                       1,088,399
   Other assets                                                326,214
                                                        -----------------
      Total assets                                       $  73,296,666
                                                        -----------------
                                                        -----------------

 LIABILITIES
   Deposits
     Noninterest bearing                                 $   5,333,893
     Interest bearing                                       57,053,987
                                                        -----------------
      Total deposits                                        62,387,880
   Federal funds purchased                                   1,500,000
   Interest payable                                            407,725
   Other liabilities                                            62,317
                                                        -----------------
      Total liabilities                                     64,357,922
                                                        -----------------

 Commitments and Contingencies

 STOCKHOLDERS' EQUITY
   Common stock, $100 stated value
     Authorized - 60,000 shares
     Issued and outstanding - 27,555 shares                  2,755,500
   Paid-in capital                                             709,036
   Retained earnings                                         5,593,391
   Net unrealized gain on securities available for sale       (119,183)
                                                        -----------------
      Total stockholders' equity                             8,938,744
                                                        -----------------
      Total liabilities and stockholders' equity         $  73,296,666
                                                        -----------------
                                                        -----------------

 See notes to consolidated condensed financial statements.

                             RANDOLPH COUNTY BANCORP
                   CONSOLIDATED CONDENSED STATEMENT OF INCOME
                                   (UNAUDITED)

                                                  SIX MONTHS ENDED JUNE 30
                                              -------------------------------
                                                      1996           1995
                                              -------------------------------

 INTEREST INCOME
   Loans receivable                               $1,994,342     $1,867,882
   Investment securities                             593,654        624,834
   Federal funds sold                                 53,597          9,289
   Deposits with financial institutions                3,625          1,634
                                              -------------------------------
        Total interest income                      2,645,218      2,503,639
                                              -------------------------------

 INTEREST EXPENSE
   Deposits                                        1,240,992      1,217,456
   Short-term borrowings                               7,869          8,636
                                              -------------------------------
      Total interest expense                       1,248,861      1,226,092
                                              -------------------------------

 NET INTEREST INCOME                               1,396,357      1,277,547
   Provision for loan losses                          90,000         60,000
                                              -------------------------------
 NET INTEREST INCOME AFTER PROVISION FOR
 LOAN LOSSES                                       1,306,357      1,217,547
                                              -------------------------------

 OTHER INCOME
   Fiduciary                                           3,984          1,425
   Service charges on deposit accounts                85,792         55,682
   Other customer fees                                21,897         14,333
   Other income                                        7,960          9,442
                                              -------------------------------
      Total other income                             119,633         80,882
                                              -------------------------------

 OTHER EXPENSES
   Salaries and employee benefits                    421,074        422,495
   Net occupancy expenses                             77,604         71,417
   Equipment expenses                                 33,010         41,737
   Data processing fees                               29,847         29,356
   Deposit insurance expense                           1,000         77,138
   Printing and office supplies                       22,822         21,886
   Advertising                                        18,586         23,094
   Legal and professional fees                        26,473         23,231
   Director and committee fees                        30,300         35,100
   Other expenses                                    141,082         57,620
                                              -------------------------------
      Total other expenses                           801,798        803,074
                                              -------------------------------

 INCOME BEFORE INCOME TAX                            624,192        495,355
   Income tax expense                                198,193        142,955
                                              -------------------------------
 NET INCOME                                       $  425,999     $  352,400
                                              -------------------------------
                                              -------------------------------
 PER SHARE
   Net income                                     $    15.45     $    12.78

 WEIGHTED AVERAGE SHARES OUTSTANDING                  27,565         27,567


 See notes to consolidated condensed financial statements.

                             RANDOLPH COUNTY BANCORP
                   CONSOLIDATED CONDENSED STATEMENT OF CHANGES
                            IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

                                                      1996           1995
                                              -------------------------------
 Balances, January 1                              $8,753,060     $8,326,993
 Net income                                          425,999        352,400
 Cash dividends                                      (82,665)       (82,701)
 Change in unrealized gain (loss) on
 securities available for sale, net of
 taxes of $103,402                                  (157,650)
                                              -------------------------------

 Balances, June 30                                $8,938,744     $8,596,692
                                              -------------------------------
                                              -------------------------------

 See notes to consolidated condensed financial statements.

                             RANDOLPH COUNTY BANCORP
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                          SIX MONTHS ENDED JUNE 30
                                                                  -------------------------------------
                                                                          1996                1995
                                                                  -------------------------------------

 OPERATING ACTIVITIES
   Net income                                                        $   425,999         $   352,400
   Adjustments to reconcile net income to net cash provided
       by operating activities
     Provision for loan losses                                            90,000              60,000
     Depreciation and amortization                                        57,870              67,037
     Investment securities amortization, net                              58,082              51,606
     Net change in
      Interest receivable                                                 (5,790)             81,025
      Interest payable                                                    27,001              48,377
     Other adjustments                                                    34,373              92,037
                                                                  -------------------------------------
      Net cash provided by operating activities                          687,535             752,482
                                                                  -------------------------------------

 INVESTING ACTIVITIES
   Net change in interest-bearing deposits                                (3,724)           (100,000)
   Purchase of securities held to maturity                                                (2,843,274)
   Purchase of securities available for sale                          (9,983,335)
   Proceeds from maturities of securities available for sale           7,035,000
   Proceeds from maturities of securities held to maturity                                 8,516,000
   Net change in loans                                                (1,373,790)         (1,151,960)
   Purchase of premises and equipment                                                         (1,850)
   Other                                                                  12,786              58,040
                                                                  -------------------------------------
      Net cash provided (used) by investing activities                (4,313,063)          4,476,956
                                                                  -------------------------------------

 FINANCING ACTIVITIES
   Net change in
     Noninterest-bearing, NOW, money market and
      savings deposits                                                (2,055,575)         (4,899,998)
     Certificates of deposit                                           1,002,198          (1,041,491)
   Net increase in short-term borrowings                               1,500,000
   Cash dividends                                                       (234,218)           (192,969)
                                                                  -------------------------------------
      Net cash used by financing activities                              212,405          (6,134,458)
                                                                  -------------------------------------

 NET DECREASE IN CASH AND CASH EQUIVALENTS                            (3,413,123)           (905,020)

 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                          5,480,023           3,553,628
                                                                  -------------------------------------

 CASH AND CASH EQUIVALENTS, END OF YEAR                              $ 2,066,900         $ 2,648,608
                                                                  -------------------------------------
                                                                  -------------------------------------

 See notes to consolidated financial statements.

                     RANDOLPH COUNTY BANCORP AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 1:  General

The significant accounting policies followed by Randolph County Bancorp (Corporation) and its wholly owned subsidiary for interim financial reporting are consistent with the accounting polices followed for annual financial reporting. All adjustments which are in the opinion of management necessary for a fair statement of the results for the period reported have been included in the accompanying consolidated financial statements.

Note 2:  Acquisition

On October 2, 1996, First Merchants Corporation of Muncie, Indiana (First Merchants) acquired all of the assets of the Corporation through the merger of the Corporation with and into First Merchants. Pursuant to the terms of the merger agreement, stockholders of the Corporation receive 20.53 shares of First Merchants common stock for each share of the Corporation common stock held.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed balance sheet as of December 31, 1995, and the pro forma combined condensed statements of income for each of the years in the three-year period ended December 31, 1995, give effect to the Merger based on the historical consolidated financial statements of First Merchants Corporation ("First Merchants") and its subsidiaries and the historical consolidated financial statements of Randolph County Bancorp ("Randolph County") and its subsidiary under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

The pro forma financial statements have been prepared by the managements of First Merchants and Randolph County based upon their respective financial statements. These pro forma statements, which include results of operations as if the Merger had been consummated at the beginning of each period presented, may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future.

The following pro forma combined condensed balance sheet and condensed statements of income include:

      (a) First Merchant's historical consolidated financial information.

      (b) Randolph County's historical consolidated financial information.

      (c) The combined statements of First Merchants and Randolph County, which have been designated herein as "First Merchants/Randolph County Pro Forma Combined."

      (d) Union National Bancorp's ("Union National") historical consolidated financial information, which has been designated herein as "Union National." On August 1, 1996, Union National was merged with and into First Merchants. The merger was accounted for as a pooling of interests; accordingly, historical financial data for Union National is included for all periods presented.

      (e) The combined statements of First Merchants, Randolph County and Union National which have been designated herein as "Pro Forma Combined."

                                 PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                             December 31, 1995
                                                 (Unaudited)
                                               (In Thousands)



                                        (a)           (b)                      (c)            (d)                          (e)

                                                              PRO FORMA   FIRST MERCHANTS                PRO FORMA
                                                             ADJUSTMENTS  RANDOLPH COUNTY/              ADJUSTMENTS
                                        FIRST      RANDOLPH    INCREASE      PRO FORMA       UNION       INCREASE       PRO FORMA
                                      MERCHANTS     COUNTY    (DECREASE)      COMBINED      NATIONAL     (DECREASE)      COMBINED
                                      --------------------------------------------------------------------------------------------
 Assets:
    Cash and due from banks           $  31,432   $  4,080                 $  35,512       $  3,461                     $  38,973
    Federal funds sold                   37,500      1,400                    38,900                                       38,900
    Interest-bearing deposits               155        104                       259                                          259
    Investment securities:
      Available for sale                143,120     22,029                   165,149         60,789                       225,938
      Held to maturity                   58,214                               58,214          2,464                        60,678
                                      --------------------------------------------------------------------------------------------
         Total investment securities    201,334     22,029                   223,363         63,253                       286,616
    Mortgage loans held for sale            736                                  736                                          736

    Loans                               418,994     43,494                   462,488         89,850                       552,338
      Allowance for loan losses        (  4,957)   (   594)                 (  5,551)       ( 1,144)                     (  6,695)
                                      --------------------------------------------------------------------------------------------
      Net loans                         414,037     42,900                   456,937         88,706                       545,643
    Premises and equipment               10,476      1,331                    11,807          3,027                        14,834
    Goodwill                              1,845                                1,845                                        1,845
    Other assets                         10,344      1,375                    11,719          2,631                        14,350
                                      --------------------------------------------------------------------------------------------
          Total Assets                $ 707,859   $ 73,219                 $ 781,078       $161,078                     $ 942,156
                                      --------------------------------------------------------------------------------------------
                                      --------------------------------------------------------------------------------------------
 Liabilities:
    Deposits                          $ 588,156     63,441                 $ 651,597       $132,339                     $ 783,936
    Repurchase agreements                27,293                               27,293          1,594                        28,887
    Other short-term borrowings           6,682                                6,682          1,808                         8,490

    Federal Home Loan Bank advances       1,000                                1,000          8,000                         9,000
    Other liabilities                     4,255      1,025                     5,280          1,596                         6,876
                                      --------------------------------------------------------------------------------------------
          Total Liabilities             627,386     64,466                   691,852        145,337                     $ 837,189
                                      --------------------------------------------------------------------------------------------
 Stockholders' equity:

    Common stock                            632      2,756   ( 2,686)(1)         702            970     ( 852) (2)            820

    Additional paid - in capital         15,852        709      2,686(1)      19,247          1,957       852  (2)         22,056

    Retained earnings                    62,836      5,250                    68,086         12,119                        80,205
    Net unrealized gain on securities
    available for sale                    1,153         38                      1,191            695                         1,886
                                      --------------------------------------------------------------------------------------------
          Total Stockholders' Equity     80,473      8,753                    89,226         15,741                       104,967
                                      --------------------------------------------------------------------------------------------
          Total Liabilities and
          Stockholders' Equity         $707,859   $ 73,219                $ 781,078       $161,078                     $ 942,156
                                      --------------------------------------------------------------------------------------------
                                      --------------------------------------------------------------------------------------------



See notes to pro forma consolidated balance sheet

             NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET (Unaudited)

    The following pro forma adjustments are necessary to record the Merger and pending merger.

[1] To reflect exchange of shares of Randolph County common stock for shares of First Merchants common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 565,704 shares of First Merchants common stock will be issued at the exchange ratio of 20.53 shares of First Merchants common stock for each of the 27,555 issued and outstanding shares of Randolph County common stock as of December 31, 1995, resulting in a transfer from common stock to additional paid-in capital of $2,686,000 to reflect the decrease in the aggregate par value of the issued and outstanding shares of First Merchants common stock relative to the aggregate par value of the currently outstanding shares of Randolph County common stock.

     Common stock                  $ (2,686)
     Additional paid-in capital    $  2,686

[2] To reflect exchange of shares of Union National common stock for shares of First Merchants common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 942,685 shares of First Merchants common stock will be issued at the exchange ratio of 4.86 shares of First Merchants common stock for each of the 193,968 issued and outstanding shares of Union National common stock as of December 31, 1995, resulting in a transfer from common stock to additional paid-in capital of $852,000 to reflect the decrease in the aggregate par value of the issued and outstanding shares of First Merchants common stock relative to the aggregate par value of the currently outstanding shares of Union National common stock.

     Common stock                  $ (852)
     Additional paid-in capital    $  852

                          PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                      Year Ended December 31, 1995
                                                (Unaudited)
                             (In thousands, except share and per share data)


                                          (a)           (b)                       (c)            (d)                        (e)

                                                                                 FIRST
                                                                              MERCHANTS/
                                                                  PRO FORMA     RANDOLPH                  PRO FORMA
                                                                 ADJUSTMENTS     COUNTY                  ADJUSTMENTS
                                         FIRST        RANDOLPH    INCREASE     PRO FORMA         UNION    INCREASE       PRO FORMA
                                       MERCHANTS       COUNTY    (DECREASE)     COMBINED        NATIONAL  (DECREASE)      COMBINED
                                      --------------------------------------------------------------------------------------------
 Interest income                      $   49,964   $    5,152                 $   55,116    $  11,332                 $   66,448
 Interest expense                         22,083        2,498                     24,581        6,770                     31,351
                                      --------------------------------------------------------------------------------------------
 Net interest income                      27,881        2,654                     30,535        4,562                     35,097
 Provision for loan losses                   640          408                      1,048          340                      1,388
                                      --------------------------------------------------------------------------------------------
 Net interest income after provision
 for loan losses                          27,241        2,246                     29,487        4,222                     33,709

 Total other income                        6,907          223                      7,130          463                      7,593
 Total other expenses                     18,842        1,535                     20,377        2,617                     22,994
                                      --------------------------------------------------------------------------------------------
 Income before income taxes               15,306          934                     16,240        2,068                     18,308

 Income taxes                              5,448          267                      5,715          545                      6,260
                                      --------------------------------------------------------------------------------------------
 Net income                           $    9,858   $      667                 $   10,525    $   1,523                 $   12,048
                                      --------------------------------------------------------------------------------------------
                                      --------------------------------------------------------------------------------------------
 Net income per common share          $     1.95                              $     1.87                              $     1.84

 Average Shares Outstanding           $5,055,169                              $5,621,078                              $6,564,214


               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         Year Ended December 31, 1994
                                (Unaudited)
                (In thousands, except share and per share data)



                                  (a)             (b)                          (c)               (d)                          (e)
                                                                              FIRST
                                                                           MERCHANTS/
                                                            PRO FORMA       RANDOLPH                      PRO FORMA
                                                           ADJUSTMENTS       COUNTY                      ADJUSTMENTS
                                 FIRST        RANDOLPH       INCREASE       PRO FORMA         UNION        INCREASE       PRO FORMA
                               MERCHANTS       COUNTY       (DECREASE)      COMBINED         NATIONAL     (DECREASE)       COMBINED
                              -----------------------------------------------------------------------------------------------------
 Interest income              $   43,114      $  4,968                     $   48,082        $  9,684                    $   57,766
 Interest expense                 16,131         2,370                         18,501           5,327                        23,828
                              -----------------------------------------------------------------------------------------------------
    Net interest income           26,983         2,598                         29,581           4,357                        33,938

 Provision for loan losses           782           120                            902             300                         1,202
                              -----------------------------------------------------------------------------------------------------
 Net interest income
 after provision for loan
 losses                           26,201         2,478                         28,679           4,057                        32,736

 Total other income                6,298           241                          6,539             379                         6,918
 Total other expenses             18,434         1,614                         20,048           2,584                        22,632
                              -----------------------------------------------------------------------------------------------------
 Income before income taxes       14,065         1,105                         15,170           1,852                        17,022

 Income taxes                      4,907           303                          5,210             449                         5,659
                              -----------------------------------------------------------------------------------------------------
 Net income                   $    9,158       $   802                      $   9,960        $  1,403                    $   11,363
                              -----------------------------------------------------------------------------------------------------
                              -----------------------------------------------------------------------------------------------------

 Net income per common share  $     1.80                                    $    1.76                                    $     1.72

 Average Shares Outstanding    5,077,307                                    5,643,257                                     6,587,564

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Year Ended December 31, 1993
                                (Unaudited)
              (In thousands, except share and per share data)


                                          (a)         (b)                                (c)     (d)                         (e)


                                                                 PRO FORMA       FIRST                   PRO FORMA
                                                                ADJUSTMENTS     MERCHANTS/               ADJUSTMENTS
                                        FIRST      RANDOLPH      INCREASE    RANDOLPH COUNTY    UNION     INCREASE        PRO FORMA
                                      MERCHANTS     COUNTY      (DECREASE)      PRO FORMA      NATIONAL  (DECREASE)       COMBINED
                                                                                COMBINED
                                      ---------------------------------------------------------------------------------------------
 Interest income                      $ 42,006   $  5,210                         $ 47,216    $ 9,365                    $   56,581
 Interest expense                       16,498      2,536                           19,034      5,022                        24,056
                                      ---------------------------------------------------------------------------------------------
    Net interest income                 25,508      2,674                           28,182      4,343                        32,525

 Provision for loan losses               1,014        240                            1,254        400                         1,654
                                      ---------------------------------------------------------------------------------------------
 Net interest income after
 provision for loan losses              24,494      2,434                           26,928      3,943                        30,871

 Total other income                      6,589        418                            7,007        343                         7,350
 Total other expenses                   18,215      1,403                           19,618      2,490                        22,108
                                      ---------------------------------------------------------------------------------------------
 Income before income taxes             12,868      1,449                           14,317      1,796                        16,113

 Income taxes                            4,396        410                            4,806        444                         5,250
                                      ---------------------------------------------------------------------------------------------
 Net income(1)                        $  8,472   $  1,039                         $  9,511    $ 1,352                    $   10,863
                                      ---------------------------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------------------------
 Net income per common share          $   1.65                                    $   1.67                               $     1.64

 Average Shares Outstanding          5,124,626                                   5,690,576                                6,634,145


 (1)   Net income excludes the cumulative effect of change in accounting for income taxes.


                 PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed balance sheet as of June 30, 1996, and the pro forma combined condensed statement of income for the year ended June 30, 1996, give effect to the Merger based on the historical consolidated financial statements of First Merchants Corporation ("First Merchants") and its subsidiaries and the historical consolidated financial statements of Randolph County Bancorp ("Randolph County") and its subsidiary under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

The pro forma financial statements have been prepared by the managements of First Merchants and Randolph County based upon their respective financial statements. These pro forma statements, which include results of operations as if the Merger had been consummated at the beginning of each period presented, may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future.

The following pro forma combined condensed balance sheet and condensed statements of income include:

      (a)      First Merchant's historical consolidated financial information.

      (b)      Randolph County's historical consolidated financial information.

      (c) The combined statements of First Merchants and Randolph County, which have been designated herein as "First Merchants/Randolph County Pro Forma Combined."

      (d) Union National Bancorp's ("Union National") historical consolidated financial information, which has been designated herein as "Union National." On August 1, 1996, First Merchants acquired for shares of First Merchants common stock, all of the issued and outstanding common stock of Union National. The transaction will be accounted for as a pooling of interests; accordingly, historical financial data for Union National is included for all periods presented.

      (e) The combined statements of First Merchants, Randolph County and Union National which have been designated herein as "Pro Forma Combined."

                         PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                      June  30, 1996
                                        (Unaudited)
                                       (In thousands)

                                           (a)           (b)                          (c)            (d)                     (e)
                                                                                     FIRST
                                                                                   MERCHANTS/
                                                                    PRO FORMA      RANDOLPH                  PRO FORMA
                                                                   ADJUSTMENTS      COUNTY                   ADJUSTMENTS
                                         FIRST        RANDOLPH      INCREASE       PRO FORMA        UNION      INCREASE   PRO FORMA
                                        MERCHANTS      COUNTY       (DECREASE)      COMBINED       NATIONAL   (DECREASE)  COMBINED
                                      ---------------------------------------------------------------------------------------------
 Assets:
   Cash and due from banks               $   31,106    $   2,067                     $   33,173    $   3,627               $ 36,800
   Federal funds sold                        15,100                                      15,100                              15,100
   Interest-bearing deposits                                 107                            107                                 107

Investment securities:
   Available for sale                       145,992       24,271                        170,263       56,984                227,247
   Held to maturity                          51,015                                      51,015        3,025                 54,040
                                      ---------------------------------------------------------------------------------------------
Total investment securities                 197,007       24,271                        221,278       60,009                281,287
                                      ---------------------------------------------------------------------------------------------
Loans                                       439,926       44,829                        484,755       99,170                583,925
   Allowance for loan losses                 (4,919)        (665)                        (5,584)      (1,047)                (6,631)
                                      ---------------------------------------------------------------------------------------------
   Net loans                                435,007       44,164                        479,171       98,123                577,294
Premises and equipment                       10,467        1,273                         11,740        3,021                 14,761
Goodwill                                      1,780                                       1,780                               1,780
Other assets                                 13,742        1,415                         15,157        2,795                 17,952
                                      ---------------------------------------------------------------------------------------------
     Total Assets                        $  704,209    $  73,297                       $777,506     $167,575               $945,081
                                      ---------------------------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------------------------
Liabilities:
   Deposits                             $   574,225   $   62,388                    $   636,613  $   135,851               $772,464
   Short-term borrowings                     41,611        1,500                         43,111        5,274                 48,385
   Federal Home Loan Bank advances                                                                     9,000                  9,000
   Other liabilities                          5,872          470                          6,342        1,609                  7,951
                                      ---------------------------------------------------------------------------------------------
     Total Liabilities                      621,708       64,358                        686,066      151,734                837,800
                                      ---------------------------------------------------------------------------------------------

 Stockholders' equity:
   Common stock                                 633        2,756     (2,686)(1)             703          970   (852)(2)         821
   Additional paid -in capital               16,132          709      2,686 (1)          19,527        1,957    852 (2)      22,336
   Retained earnings                         65,971        5,593                         71,564       12,800                 84,364
   Net unrealized gain (loss) on
    securities available for sale              (235)        (119)                          (354)          114                  (240)
                                      ---------------------------------------------------------------------------------------------
     Total Stockholders' Equity              82,501        8,939                         91,440       15,841                107,281
                                      ---------------------------------------------------------------------------------------------
     Total Liabilities and
      Stockholders' Equity              $   704,209   $   73,297                    $   777,506  $   167,575               $945,081
                                      ---------------------------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------------------------

See notes to pro forma consolidated balance sheet

               NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET (Unaudited)

The following pro forma adjustments are necessary to record the Mergers.

[1] To reflect exchange of shares of Randolph County common stock for shares of First Merchants common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 565,705 shares of First Merchants common stock were issued at the exchange ratio of 20.53 shares of First Merchants common stock for each of the 27,555 issued and outstanding shares of Randolph County common stock as of June 30, 1996, resulting in a transfer from common stock to additional paid-in capital of $2,686,000 to reflect the decrease in the aggregate par value of the issued and outstanding shares of First Merchants common stock relative to the aggregate par value of the currently outstanding shares of Randolph County common stock.

     Common stock                  $ (2,686)
     Additional paid-in capital    $  2,686

[2] To reflect exchange of shares of Union National common stock for shares of First Merchants common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 942,685 shares of First Merchants common stock were issued at the exchange ratio of 4.86 shares of First Merchants common stock for each of the 193,968 issued and outstanding shares of Union National common stock as of June 30, 1996, resulting in a transfer from common stock to additional paid-in capital of 852,000 to reflect the decrease in the aggregate par value of the issued and outstanding shares of First Merchants common stock relative to the aggregate par value of the currently outstanding shares of Union National common stock.

     Common stock                  $ (852)
     Additional paid-in capital    $  852

                      PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                Six Months Ended June 30, 1996
                                        (Unaudited)
                       (In thousands, except share and per share data)

                                 (a)            (b)                            (c)            (d)                          (e)
                                                            PRO FORMA   FIRST MERCHANTS/                 PRO FORMA
                                                           ADJUSTMENTS   RANDOLPH COUNTY                ADJUSTMENTS
                                FIRST        RANDOLPH       INCREASE        PRO FORMA        UNION        INCREASE      PRO FORMA
                              MERCHANTS       COUNTY       (DECREASE)       COMBINED        NATIONAL     (DECREASE)      COMBINED
                             ------------------------------------------------------------------------------------------------------
Interest income               $   25,376       $   2,645                     $   28,021     $   5,993                   $   34,014
Interest expense                  11,176           1,249                         12,425         3,467                       15,892
                             -----------------------------------------------------------------------------------------------------
Net interest income               14,200           1,396                         15,596         2,526                       18,122
Provision for loan losses            320              90                            410           170                          580
                             -----------------------------------------------------------------------------------------------------
Net interest income
 after provision for
 loan losses                      13,880           1,306                         15,186         2,356                       17,542

Total other income                 3,610             120                          3,730           239                        3,969
Total other expenses               9,546             802                         10,348         1,446                       11,794
                             -----------------------------------------------------------------------------------------------------

Income before income
 taxes                             7,944             624                          8,568         1,149                        9,717

Income taxes                       2,785             198                          2,983           333                        3,316
                             -----------------------------------------------------------------------------------------------------
Net income                    $    5,159         $   426                      $   5,585     $     816                    $   6,401
                             -----------------------------------------------------------------------------------------------------
                             -----------------------------------------------------------------------------------------------------

Net income per common
 share                       $      1.02                                     $     0.99                                 $     0.97

Average Shares
Outstanding                    5,062,259                                      5,627,964                                  6,570,649

                                       42